UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2020

Knoll, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street
East Greenville	Pennsylvania	18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	KNL	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities
On January 16, 2020, Knoll, Inc. (the “Company”) announced a plan to consolidate its manufacturing footprint in North America resulting in the closure of the Company’s Grand Rapids, Michigan manufacturing facility. The Company has elected to undergo this restructuring in order to reduce its structural costs and better optimize the Company’s North American manufacturing facilities.  The Company estimates that the restructuring, when completed, will result in an annual savings of approximately $10.0 - $11.0 million.
 As part of this restructuring, certain manufacturing operations currently conducted at the Company’s Grand Rapids, Michigan site will be re-located to other Company sites in North America.  Additionally, the Company will make changes to better optimize its logistics operations.
 The restructuring will commence during the first quarter of 2020. The closure of the manufacturing operations is expected to be substantially complete by the end of the second quarter of 2020, with the remaining restructuring expected to be completed by the end of 2021.  Set forth below is an estimate of the costs by type that will be incurred in connection with this restructuring:

Severance and Retention Costs	$7.0 million
Moving and Training Costs	$6.0 million
Facility Preparation & Related Costs	$3.7 million
Equipment Write Offs	$1.5 million
Total Restructuring Charges	$18.2 million

The Company estimates that the restructuring charges above will result in cash expenditures of approximately $16.7 million, beginning in the first quarter of 2020. This estimate does not include the impact of any cash proceeds that may be received from the future sale of buildings or other property.
 The expected annual savings, restructuring charges and cash expenditures that the Company expects to incur in connection with this restructuring are subject to a number of assumptions, and actual results may materially differ.  The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or are associated with, the restructuring plan.
A copy of the Company’s press release announcing the closure of the Grand Rapids, MI manufacturing facility is attached hereto as Exhibit 99.1 and incorporated herein by reference.
This current report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s expected future financial position, results of operations, expected savings, revenue levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals, “ “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward- looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of the Company’s management.  The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, our ability to effectively implement the restructuring plan and realize the expected benefits, price competition, acceptance of the Company’s new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed furniture and interiors solutions, changes in the competitive marketplace, changes in the trends in the market for furniture and interiors, the financial strength and stability of our suppliers, customers and dealers, access to capital, and other risks identified in the Company’s annual report on Form 10-K, and other filings with the Securities and Exchange Commission.  Many of these factors are outside of the Company’s control.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
EX-99.1	Press Release dated January 16, 2020
EX 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: January 16, 2020
	By:	/s/ Charles W. Rayfield
Charles W. Rayfield
Senior Vice President and Chief Financial Officer